UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 13, 2020

QUANTA, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3606 W. Magnolia Blvd., Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 659-8052

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

Control Block Transfer Agreement

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phil Sands, pursuant to which, Mr. Rice agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Rice agreed to transfer the Control Block to Phil Sands in order to consummate the Company’s transition into a holding company, without requiring the Company to further dilute its stock through the issuance of new shares.

Share Cancellation Agreement

On November 16, 2020, the Company entered into a Share Cancellation Agreement with Eric Rice, holder of 18,030,032 shares of QNTA Common Stock, pursuant to which Mr. Rice agreed to cancel 17,030,032 shares, and to retain ownership of 1,000,000 shares of Common Stock. Mr. Rice agreed to cancel and return to treasury 17,030,032 shares in order to assist the Company with its plans to attract experienced management, reorganize into a holding company, while transitioning the Company’s existing CBD business operations into a newly formed operating subsidiary, without requiring QNTA to further dilute its stock through the issuance of new shares.

A copy of the Control Block Transfer Agreement, Share Cancellation Agreement are attached hereto as Exhibits. The descriptions of the Control Block Transfer Agreement and Share Cancellation Agreement herein are qualified by the terms of the full text of the respective agreements attached hereto and the terms thereof are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

As discussed in Item 1.01 above, the November 16, 2020 Control Block Transfer Agreement represents a change in majority voting control of the Company, since Phil Sands now holds the Control Block, entitling him to 51% majority voting control on all matters coming before a vote of our shareholders.

Item 5.02 Appointment of New Officer

Board Consent and Resignation

On November 13, 2020, and in connection with the Transition to a Holding Company, Mr. Phil Sands was appointed to serve as our new Chief Executive Officer, a role which he will assume following the ten-day period after the mailing of a Schedule 14F to our shareholders of record, at which time Eric Rice shall resign from all officer and director positions with the Company. Until that time, Mr. Rice shall continue to serve as our Chief Executive Officer. As Phil Sands was previously appointed as a member of our Board of Directors, as disclosed in our Current Report on Form 8-K filed on November 13, 2020, our Board presently consists of two directors, Eric Rice and Phil Sands.

A copy of the Board of Directors Consent dated November 13, 2020 and Mr. Rice’s Resignation Letter, also dated November 13, 2020, are attached hereto and incorporated herein by reference.

Pursuant to the foregoing, the Company shall file a Schedule 14F in the following days to detail majority shareholder approval of Change in Control of our Board of Directors in connection with the Transition to a Holding Company.

Item 9.01. Financial Statements and Exhibits. (d) Exhibits

10.1	Control Block Transfer Agreement dated November 16, 2020
10.2	Share Cancellation Agreement dated November 16, 2020
10.3	Board of Directors Consent and Resignation dated November 13, 2020

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Quanta, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

QUANTA, INC..

Dated: November 18, 2020	By:	/s/ Eric Rice